Exhibit 10.1.45

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATEMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

Intelsat Transponder Service Order No. 26546

	Intelsat Information:	Customer Information:
Name:	Intelsat Corporation	Gogo LLC

Place/Type of Organization:	A Delaware corporation	A Delaware corporation

Address:	3400 International Drive, NW	1250 N. Arlington Heights Road, Suite 500

City/Country:	Washington, DC 20008, USA	Itasca, IL 60143, USA

Attention:	Suzette Schmidt	Mr. Anand Chari

Telephone:	+1-202-944-6827	+1-630-647-1414

Facsimile:	+1-202-944-7529

E-mail:	suzette.schmidt@intelsat.com	achari@gogoair.com

1.	By signing and returning this Service Order No. 26546 (“Service Order”) to Intelsat, Gogo LLC (“Customer”) is making an offer to purchase the service described in this Service Order (“Service”) from Intelsat Corporation (“Intelsat”). When executed by Intelsat, this Service Order shall become binding.

2.	Provision of the Service is subject to Intelsat receiving from Customer any Deposit/Collateral specified below in a form acceptable to Intelsat at least 15 calendar days prior to the Service Start Date.

3.	This Service Order and the Service are subject to the terms and conditions of the Master Service Agreement (“MSA”) referenced below which is incorporated herein by reference. In the event of a conflict between this Service Order and the MSA, this Service Order shall control.

Type of Service Order	New
Master Service Agreement	Master Service Agreement No: 21078, 25-Apr-2008 Account No: 123639

Deposit/Collateral	Not required

Billing Method	Monthly in Advance

Special Terms and Conditions	See section 6, below

Service ID (SVO) No. 515035

Service Type	3rd Party Satellite/Transponder Service

Orbital Location/Satellite	114.9°WL / SatMex-5 - 3rd Party Satellite

Bandwidth (MHz) (subject to availability at time of order execution)	[***]

Up/Downlink Beam	Ku-1 Beam

Preemptibility	Non-Preemptible

Service Start Date (SSD)	01-Mar-2014

Service End Date (SED)	29-Feb-2016 or upon in-service of Satmex 7, whichever occurs earlier

Service Fee (Monthly Recurring Charge)	[***]

Service ID (SVO) No. 515082

Service Type	3rd Party Satellite/Transponder Service

Orbital Location/Satellite	114.9°WL / SatMex-5 - 3rd Party Satellite

Bandwidth (MHz) (subject to availability at time of order execution)	[***]

Up/Downlink Beam	Ku-2 Beam

Preemptibility	Non-Preemptible

Service Start Date (SSD)	01-Mar-2014

Service End Date (SED)	29-Feb-2016 or upon in-service of Satmex 7, whichever occurs earlier

Service Fee (Monthly Recurring Charge)	[***]

4.	The following Appendices attached hereto, all of which are incorporated herein by reference, shall collectively comprise this Transponder Service Order:

Appendix A:	Additional Terms and Conditions for Transponder Services

Appendix B:	Sat-Mex-5 Technical Appendix for Transponder Segment Services (attached hereto)

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5.	Each of the parties has duly executed and delivered this Service Order as of the latest date set forth below (the “Execution Date”).

INTELSAT CORPORATION		GOGO LLC

By:	/s/ Stephen A. Chernow	By:	/s/ Anand K. Chari
Name:	Stephen A. Chernow	Name:	Anand K. Chari
Title:	Senior Vice President & Deputy General Counsel	Title:	EVP / CTO
Date:	December 17, 2013	Date:	December 1, 2013

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APPENDIX A—ADDITIONAL TERMS AND CONDITIONS

FOR TRANSPONDER SERVICES

1. THE SERVICE

Transponder Service is the supply of satellite capacity managed by Customer. Any renewal or extension of the Service will be the subject of a separate agreement.

1.1 Non-Preemptible Service: A Service that cannot be interrupted, suspended, or terminated to restore other Services.

1.2 Preemptible Service: A Service that may be interrupted, suspended, or terminated at any time. Customer must vacate the capacity immediately upon notification by Intelsat.

2. PREEMPTION

2.1 Notification of Preemption: Customer will specify in writing, prior to the Service Start Date, a telephone number at which English-speaking personnel may be reached by Intelsat on a 24 x 7 basis.

2.2 Failure to Vacate: If Customer continues to use a Service after its Service End Date, Intelsat may terminate the Service or continue to provide it on a preemptible basis for a price determined by Intelsat until terminated upon notice to Customer. Customer’s payment of this fee does not authorize Customer to continue to use the Service.

3. SERVICE RESTORATION

3.1 Service Restoration: In the event any Service hereunder fails, Intelsat shall attempt to restore Customer’s Service with Service on the Satellite or another Intelsat satellite with substantially similar coverage and performance. Such capacity will then become the Service. If Intelsat does not restore a failed Service hereunder, this Service Order will terminate without further liability as of the time of failure and any amounts prepaid by Customer for Services following the effective date of termination shall be returned to Customer.

3.2 Service Distribution and/or Wholesale Customer Agreement Customers: Annex F is deleted in its entirety and replaced with the following: In cases of satellite failure or malfunction, Intelsat will use reasonable efforts to restore affected Services in accordance with the relevant Service Order/Contract.

4. SERVICE INTERRUPTION CREDITS/OUTAGE CREDITS AND CONFIRMED FAILURE

4.1 A “Service Interruption” or “Confirmed Outage” occurs when Service materially fails to comply with the performance parameters in the relevant Technical Appendix, and such noncompliance is confirmed by Intelsat. A Confirmed Outage will be deemed to commence when Customer notifies Intelsat, and to end when Intelsat notifies Customer or Customer has actual knowledge that Service has been restored. Any period during which Customer uses the applicable Service will not count towards the duration of the Service Interruption or Confirmed Outage.

4.2 “Interruption Credit” or “Outage Credit” is a credit against future charges for the Service. Credits will be given for Service Interruptions or Confirmed Outages of three (3) hours or more, and will be calculated as a proportion of the monthly service charge, based on the number of hours in the month in which the Service Interruption or Confirmed Outage occurred.

4.3 Confirmed Failure: Subject to the provisions set forth in Sections 7.2 and 7.5 of the Master Service Agreement, if the Service fails to meet the performance specifications of the Technical Appendix for: (a) a cumulative period of 10 hours during any consecutive 30-day period, or (b) any period of time following a catastrophic event under circumstances that make it clearly ascertainable that a failure described in clause (a) will occur, the Service shall, subject to Intelsat’s confirmation, have suffered a “Confirmed Failure.” All determinations as to Confirmed Failures should be made on an individual transponder segment by transponder segment basis. In the event of a Confirmed Failure, Intelsat may, subject to availability, employ certain redundant equipment units on the Satellite or provide Service to Customer using another transponder which provides substantially similar coverage and performance or provide Service on another Intelsat satellite with substantially similar coverage and performance.

5. MISCELLANEOUS

5.1 Billing Policy: Intelsat will commence billing on the Service Start Date, whether services commence or not, unless the delay is solely and directly caused by Intelsat. Intelsat may apply the Deposit/Collateral paid hereunder to cover any outstanding payments due by Customer to Intelsat under this Service Order or any other Service Order subject to the terms and conditions of the MSA. Intelsat shall return any remaining Deposit/Collateral to Customer when all Services under the MSA end and all liabilities are settled.

5.2 Replacement Satellite: During the term of this Service Order, Intelsat may replace the Satellite with another satellite that provides substantially similar coverage and performance (“Replacement Satellite”). Provided there is available substantially similar coverage and performance on the Replacement Satellite, Intelsat may provide such capacity to Customer, in which case it will provide replacement Technical Appendices to the Customer, and this Service Order will continue with such Replacement Satellite Service for the remainder of its term. Intelsat will use all reasonable efforts to minimize any disruption of operations while the Service is being transferred. In the event Intelsat either (a) takes the Satellite out of commercial service at its orbital location and does not replace the Satellite; or (b) replaces the Satellite with a Replacement Satellite but does not provide Replacement Satellite Service, this Service Order will automatically terminate on the date that the Satellite is taken out of commercial operation or redeployed.

5.3 Transmission Plan: Transmission plans must be submitted to Intelsat for approval at least 10 business days before the Service Start Date. Customer will be permitted, subject to Intelsat’s approval, to modify the transmission plan from time to time. Intelsat reserves the right to charge Customer a reasonable fee for transmission plan modifications. All proposed modifications must be submitted at least 10 business days prior to their intended activation. Intelsat’s approval of the transmission plan is not authorization for Customer to access the Intelsat space segment; a separate message from Intelsat will provide information to Customer for coordinating the activation of carriers. This Service Order is entered into with the understanding that this Service will not create harmful technical interference to other services. Should such interference occur, Customer assumes all liability. In addition, Intelsat reserves the right to ensure that no technical impairments are caused to other services, including, if necessary, terminating the Service.

5.4 Earth Station Approval: All Customer earth stations must be registered with Intelsat prior to the service start date. All antennas must be authorized in the host country by all relevant regulatory and licensing authorities. Registration is available via https://my.intelsat.com.

6. SPECIAL TERMS AND CONDITIONS:

6.1 [***]

6.2 [***]

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